Sean T. Prosser, Bar No. 163903
SProsser@perkinscoie.com
Rick C. Liu, Bar No. 272886
RLiu@perkinscoie.com
PERKINS COIE LLP
11988 El Camino Real, Suite 350
San Diego, CA 92130-2594
Telephone: 858.720.5700
Facsimile: 858.720.5799

Attorneys for Defendants

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

CALEB MCARTHUR, derivatively on behalf of himself and all others similarly situated,

Plaintiff,

v.

NAJEEB U. GHAURI, NAEEM GHAURI, ASAD GHAURI, SALIM GHAURI, EUGEN BECKERT, SHAHID JAVED BURKI, MARK CATON, and JEFFREY BILBREY,

Defendants,

and

NETSOL TECHNOLOGIES, INC., a Nevada corporation,

Nominal Defendant.

No. BC599020

NOTICE OF PENDENCY AND SETTLEMENT OF DERIVATIVE ACTION

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF ALL CLASSES AND SERIES OF NETSOL TECHNOLOGIES, INC. ("NETSOL" OR THE "COMPANY") STOCK AS OF JUNE 15, 2016 ("CURRENT NETSOL SHAREHOLDERS"). PLEASE READ THIS NOTICE CAREFULLY. IT MAY AFFECT YOUR RIGHTS.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A SHAREHOLDER DERIVATIVE ACTION AND RELATED CLAIMS. CURRENT NETSOL SHAREHOLDERS ARE ENTITLED TO OBJECT, IF THEY DESIRE, TO THE SETTLEMENT AS DESCRIBED HEREIN.

IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, OR ADEQUACY OF THE PROPOSED SETTLEMENT, AND FROM PURSUING THE SETTLED CLAIMS.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Superior Court of California, County of Los Angeles (the "Court"), that a proposed settlement (the "Settlement") has been reached among Plaintiff,[1] on behalf of nominal defendant NetSol, Individual Defendants, and NetSol in connection with *McArthur v. Ghauri et al.*, Case No. BC599020 (the "California Action"), currently pending before the Court. This California Action has been brought derivatively by Plaintiff on behalf of NetSol to remedy harm allegedly caused to the Company by Individual Defendants' alleged breaches of fiduciary duties. The parties have entered into a Stipulation and Agreement of Settlement dated June 15, 2016 setting forth the terms of the proposed Settlement, which, if approved by the Court, would fully, finally, and forever resolve the California Action, as well as the Nevada Action described below, on the terms and conditions set forth in the Stipulation and summarized in this Notice.

A hearing (the "Settlement Hearing") shall be held before this Court on April 6, 2017 at 3:00 p.m. or as soon thereafter as counsel may be heard in the courtroom of the Honorable Kenneth R. Freeman of the Superior Court of the State of California, County of Los Angeles, 600 South Commonwealth Avenue, Los Angeles, CA 90005, to determine: (i) whether the proposed Settlement of the litigation, as set forth in the Stipulation, should be approved in all respects as fair, just, reasonable, and adequate to, and in the best interests of, NetSol, Current NetSol Shareholders, and Plaintiff; (ii) whether the Final Judgment and Order of Dismissal approving the Settlement should be entered; (iii) whether the agreed-to Fees and Expenses Payment should be awarded to Plaintiff's Counsel; and (iv) whether the stipends should be paid to Plaintiff and to the plaintiff in the Nevada Action out of the Fees and Expenses Payment. The Court may adjourn or continue the Settlement Hearing without further notice to Current NetSol Shareholders.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the truth of the allegations of the claims in the Derivative

---

[1] For purposes of this Notice, the Court incorporates by reference the definitions in the Parties' Stipulation and Agreement of Settlement ("Stipulation"), and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

Actions or the merits of the claims or defenses asserted. This Notice is merely to advise you of the pendency and proposed Settlement and of your rights thereunder.

1. BACKGROUND FACTS AND SUMMARY OF THE LITIGATION

On October 24, 2013, NetSol issued a press release announcing "the introduction and global release of NFS Ascent, the company's next generation platform, offering the most technologically advanced solution for the auto and equipment finance and leasing industry."

On October 25, 2013, NetSol sent a notice to the Karachi Stock Exchange announcing "the introduction and release of NFS Ascent, the company's next generation platform, offering the most technologically advanced solution for the auto and equipment finance and leasing industry."

In NetSol's Form 10-Q filed with the SEC on November 8, 2013, NetSol stated that "Management is expecting sales of the legacy product to remain under pressure for at least two to three quarters until the time that we begin recognizing revenues for NFS Ascent." The 10-Q also stated that NetSol had "[a]nnounced on October 24, 2013, [that] NetSol has commenced a soft, regional launch with selected customers in APAC to test the readiness for the global markets. A formal launch of the global marketing plan is expected for all of our key markets of North America, Europe and APAC."

On July 25, 2014, a putative class action lawsuit was filed in the United States District Court, Central District of California (the "Federal Court"), by Rand-Heart of New York, Mike Clement and all others similarly situated against NetSol, Najeeb Ghauri, Naeem Ghauri, and Salim Ghauri, styled *Rand-Heart of New York, et al. v. NetSol Technologies, et al.*, Case No. 2:14-cv-5787 PA (PJWx) (the "Federal Class Action"), which alleged violations of federal securities laws.

On October 27, 2015, Plaintiff filed the California Action in this Court, claiming breach of fiduciary duty for failure to maintain adequate oversight, abuse of control, gross mismanaged, and breach of fiduciary duty for disseminating false and misleading information. Plaintiff did not make a prior demand on the Company to file the suit against Defendants, and Plaintiff alleged that such demand was excused.

On December 30, 2015, another plaintiff, Zachary Paulovits, filed the Nevada Action, which also is a shareholder derivative complaint, asserting substantially similar claims for breaches of fiduciary duty, abuse of control, and gross mismanagement, against the Individual Defendants on behalf of nominal defendant NetSol. (The California Action and the Nevada Action, collectively, are referred to herein as the "Derivative Actions.")

On February 25, 2016, the parties to the Federal Class Action signed a Stipulation of Settlement, which was filed with the Federal Court on February 26, 2016. The Final Approval Hearing for the settlement of the Federal Class Action is scheduled for June 27, 2016.

On March 16, 2016, after extensive arm's-length and good-faith negotiations and other communications with regard to the possible settlement of the Action, the Settling Parties, by and through their undersigned attorneys, reached an agreement-in-principle to settle the California Action on terms set forth in the Stipulation and subject to Court approval.

On May 23, 2016, pursuant to the Nevada parties' stipulation, the Nevada court issued an order staying the Nevada Action pending the completion of the settlement contemplated herein. Subsequently, the plaintiff in the Nevada Action agreed to the terms of the Stipulation and to be bound by it.

2. DEFENDANTS' DENIAL OF WRONGDOING AND LIABILITY

Throughout the course of the Derivative Actions, Defendants have denied and continue to deny the allegations and all other charges of wrongdoing or liability arising out of any claims that were, or could be, alleged in the Derivative Actions, and specifically deny that Individual Defendants breached any duty to the Company. Defendants have also denied and continue to deny, *inter alia*, the allegations that the Company has suffered damage or the Company was harmed by the conduct alleged in the Derivative Actions.

Defendants enter into the Stipulation to eliminate the uncertainties, burden and expense of further litigation. Nothing in the Stipulation shall be construed as any admission by either any of the Defendants or any of the Released Parties of any wrongdoing, fault, liability, or damages whatsoever.

3. CLAIMS OF PLAINTIFF AND BENEFITS OF SETTLEMENT

Plaintiff believes that the claims in the Complaint have merit. Plaintiff, however, recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Action on behalf of NetSol against Defendants through trial and appeals. Plaintiff has also taken into account the uncertain outcome, the risk of any litigation, and the limited amount of recoverable damages even if the litigation were successful. Plaintiff has therefore determined that the Settlement set forth in this Stipulation confers substantial benefits upon, and is in the best interest of, NetSol, its shareholders, and Plaintiff.

4. THE PROPOSED SETTLEMENT

Plaintiff (on behalf of himself and derivatively on behalf of NetSol), Zachary Paulovits, nominal defendant NetSol, and the Individual Defendants, by and through their respective counsel or attorneys of record, have stipulated and agreed that, subject to the approval of the Court, the Derivative Actions and the Released Claims, as defined below, shall be finally and fully compromised, settled, and released, and the Derivative Actions shall be dismissed with prejudice as to the Settling Parties, upon and subject to the terms and conditions of the Stipulation, as summarized below.

1. Corporate Governance Measures

In full and final settlement of the California Action, the NetSol Board has agreed to adopt, or to maintain where already implemented, the corporate governance measures outlined below within thirty days from the date the Judgment becomes Final. NetSol acknowledges that Plaintiff's actions, including the institution and prosecution of the California Action, was a direct and material factor in the corporate governance policies that will be adopted within thirty days from the date the Judgment becomes Final. The corporate governance measures are as follows:

1.1 <u>The Board of Directors</u>. For a period of at least three (3) years from the Effective Date: (i) at least once a quarter, the Board shall discuss what, if any, changes are recommended to improve the accuracy and integrity of NetSol's communications with Company shareholders and the accuracy of NetSol's other public statements; and (ii) at least once a quarter, the General Counsel will provide a report to the Board on any disciplinary actions undertaken by her or him,

or by any Board committee, pursuant to the Company's Code of Business Conduct and Ethics (the "Code"), since the previous report to the Board.

1.2 Corporate Governance Website and Shareholder Input. For a period of at least three (3) years from the Effective Date, the Company's website shall include a Corporate Governance section, which shall include links to (i) the Company's governance documents and charters, including the Code; and (ii) an email method for stockholders to communicate any corporate governance concerns to the Company.

1.3 Certification of Compliance with the Code. Annually, each Board member will certify in writing that in the previous 12 months he or she has: (i) read the Code; (ii) complied with the terms of the Code; and (iii) will continue to comply with the terms of the Code.

1.4 Code of Ethics Review. Annually, the Board's Nomination and Corporate Governance Committee ("Governance Committee") and its Audit Committee will each review the Code to determine whether to recommend any changes to it in light of the prior year's activities. Any such recommendations shall be made in writing to the Board.

1.5 The Governance Committee. In addition to the functions it currently performs, the Governance Committee shall, for a period of at least three (3) years, comply with the following terms:

(a) Each new member of the Board shall complete a course of introduction to the Company, approved by the Governance Committee, which shall include a description of the Company's disclosure policies and controls;

(b) On an annual basis, the Governance Committee shall review the Company's governance principles to ensure that they are appropriate, and shall recommend any necessary changes to the Board;

(c) At the next regularly scheduled meeting following approval of the Settlement, the Governance Committee shall meet to review the Code and NetSol's corporate governance principles to ensure that they appropriately address: (i) director qualification standards; (ii) director education; and (iii) director access to management and appropriate independent advisors; and

(d) The Company's General Counsel shall report any potentially valid corporate governance concerns expressed via the Corporate Governance section of the website (as described above) to the Governance Committee.

1.6 The Audit Committee. At each meeting of the Board, the Audit Committee shall disclose to, and discuss with, the Board all reported violations of the Code received by the Audit Chair (whether received directly or from the Compliance Officer (as defined below)) since the previous Board meeting.

1.7 The Compliance Officer. In addition to the functions he or she currently performs, NetSol's Compliance Officer identified in the Code (the "Compliance Officer"), for a period of at least three (3) years, will:

(a) Meet annually with the full Board to review internal policies and controls as they relate to the Code;

(b) Provide a quarterly report to the General Counsel and to the Audit Chair describing every reported violation of the Code received by the Compliance Officer in the prior quarter; and

(c) Report immediately to the Audit Chair all Disciplinary actions undertaken by the Compliance Officer pursuant to the Code.

5. DISMISSAL AND RELEASES

The full terms of the dismissal and release of claims are set forth in the Stipulation. The following is only a summary.

Upon the Effective Date, Plaintiff, shall be deemed to have, and by operation of the Final Judgment shall have fully, finally, and forever released, relinquished, and discharged all Released Claims against the Released Parties and shall have covenanted not to sue the Released Parties with respect to all such Released Claims, and shall be permanently barred and enjoined from asserting, commencing, prosecuting, instituting, assisting, instigating, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting any Released Claim, either directly, representatively, derivatively, or in any other capacity, against any of the Released Parties. Nothing contained herein shall, however, bar the Releasing

Parties from bringing any action or claim to enforce the terms of this Stipulation or the Final Judgment.

Upon the Effective Date, NetSol and Defendants shall be deemed to have, and by operation of the Final Judgment shall have fully, finally, and forever released, relinquished, and discharged Plaintiff from all Claims which arise from or relate to the institution, prosecution, settlement or dismissal of the California Action (the "Defendants' Released Claims"), and shall be permanently enjoined from prosecuting the Defendants' Released Claims against Plaintiff and Plaintiff's Counsel. Nothing contained herein shall, however, bar NetSol and the Defendants or any Released Party from bringing any action or claim to enforce the terms of this Stipulation or the Final Judgment.

As used above, "Effective Date" means the first date by which all of the events and conditions specified in ¶ 6.2 of the Stipulation have been met and have occurred, specifically (a) the entry of Judgment by the Court and dismissing the California Action as provided in the Stipulation without awarding costs to any party, except as provided herein; and (b) the Judgment shall have become final and no longer subject to review, either by the expiration of the time for appeals therefrom with no appeals having been taken or, if an appeal is taken and not dismissed, by the determination of the appeal by the highest court to which such appeal may be taken in such a manner as to permit the consummation of the Settlement in accordance with the terms and conditions of the Stipulation.

As used above, "Released Parties" means Individual Defendants and NetSol, and each of their past, present and future, direct or indirect, parent entities, associates, affiliates, and subsidiaries, each and all of their respective past and present directors, officers, partners, alleged partners, stockholders, predecessors, successors and employees, and in their capacity as such, each and all of their underwriters, attorneys, advisors, consultants, trustees, insurers, co-insurers, reinsurers, principals, agents, advisors, accountants, auditors, joint ventures, representatives, and assigns, and Individual Defendants' spouse(s), family members, and any entity or trust in which Individual Defendants and/or any member of Individual Defendants' family has, had or have a controlling interest (directly or indirectly).

As used above, "Releasing Parties" means Plaintiff, Plaintiff's Counsel, and each of their respective parent entities, associates, affiliates, subsidiaries, predecessors, successors, assigns, attorneys, heirs, representatives, administrators, executors, devisees, legatees, and estates.

As used above, "Released Claims" collectively means any and all known and unknown claims for damages, injunctive relief or any other remedy against the Released Persons, including any and all claims, causes of action, demands, rights, or liabilities, including, but not limited to, claims for negligence, gross negligence, professional negligence, breach of duty of care and/or breach of duty of loyalty and/or breach of duty of candor, fraud, breach of fiduciary duty, mismanagement, corporate waste, malpractice, breach of contract, negligent misrepresentation, violations of any state or federal statutes, rules or regulations, and any Unknown Claims (defined below), that have or could have been asserted in the Derivative Actions in this Court, or any other forum, by Plaintiff and/or derivatively on behalf of the Company that arise from or relate to: (1) the allegations contained in the Derivative Actions; (2) the facts or occurrences described or in any matter put at issue in the Derivative Actions; and/or (3) any matter that could have been asserted in the Derivative Actions regarding breach of fiduciary duty, misstatements and/or failure to disclose material facts. The Released Claims, however, shall not include any claim asserted under the federal securities laws for any material misrepresentations or omissions by the Company pertaining to the Company's financial statements, so long as such claims could not have been asserted in the complaints on file in the Derivative Actions and do not arise from or relate to the factual allegations set forth therein. With regard to Plaintiff and Plaintiff's Counsel, Released Claims shall include any and all claims that arise from or relate to the institution, prosecution, settlement, or resolution of the Derivative Actions. Released Claims shall not include any claims to enforce the Settlement.

As used above, "Unknown Claims" means any and all claims, demands, and causes of action that Plaintiff does not know or suspect to exist at the time of the release, which, if known, might have affected the decision to enter into the releases herein or to object or not to object to the Settlement. Plaintiff shall be deemed to waive, and shall waive and relinquish to the fullest extent permitted by law, any and all provisions, rights, and benefits conferred by any law of the

United States or any state or territory of the United States, or principle of common law, which governs or limits a person's release of Unknown Claims; further, with respect to any and all of the Released Claims, including any and all Unknown Claims, that (i) Plaintiff shall be deemed to waive, and shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of the California Civil Code § 1542, which provides as follows:

> ***A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.***

Upon the Effective Date, Plaintiff also shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542; and (ii) Plaintiff acknowledges that Plaintiff may discover facts in addition to or different from those that he now knows or believes to be true with respect to the subject matter of the release, but it is Plaintiff's intention to fully, finally and forever settle and release any and all Released Claims, including any and all Unknown Claims, hereby known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts. Plaintiff acknowledges that this release of Unknown Claims was separately bargained for and is a key term of the Settlement.

6. ATTORNEYS' FEES AWARD AND REIMBURSEMENT OF EXPENSES

Subject to Court approval and in recognition of the benefits conferred on NetSol as a direct and material factor resulting from the California Action, NetSol agrees to cause its D&O Insurer(s) to pay to Plaintiff's Counsel's fees and expenses (the "Fees and Expenses") in an aggregate amount approved by the Court not to exceed $175,000.00. Defendants will not challenge as unfair or unreasonable any award up to $175,000.00 being a fair and reasonable amount for Fees and Expenses based on the substantial benefits conferred on NetSol by the

Settlement. The Fees and Expenses shall be paid to Plaintiff's Counsel within fourteen (14) business days after entry of an order providing for final approval of the Settlement and dismissing the California Action is entered by the Court. Payment of the Fees and Expenses shall be subject to Plaintiff's Counsel's joint and several obligations to make appropriate refunds or repayments to the Company if, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the amount of Fees and Expenses is reduced.

Plaintiff's Counsel also may ask the Court to award a stipend to Plaintiff in the amount of $1,500.00. In addition, Plaintiff's Counsel may ask the Court's permission to provide a stipend to the plaintiff in the Nevada Action in the amount of $1,500.00. Such stipends, if approved, shall be paid by Plaintiff's Counsel from the Fees and Expenses described above. Defendants and their insurers shall not be responsible for paying the stipends. Nevertheless, Defendants agree they will not take a position contrary to the stipends described above being fair and reasonable.

7. CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events. Those events include, among other things: (1) entry of the Judgment by the Court, as provided for in the Stipulation; and (2) expiration of the time to appeal from or alter or amend the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met, the Stipulation might be terminated and, if terminated, will become null and void, and the parties to the Stipulation will be restored to their respective positions in the litigation as of February 1, 2016.

8. THE SETTLEMENT HEARING AND YOUR RIGHTS AS SHAREHOLDERS

The hearing (the "Settlement Hearing") shall be held before this Court on April 6, 2017 at 3:00 p.m. or as soon thereafter as counsel may be heard in the courtroom of the Honorable Kenneth R. Freeman of the Superior Court of the State of California, County of Los Angeles, 600 South Commonwealth Avenue, Los Angeles, CA 90005, to determine: (i) whether the proposed Settlement of the litigation as set forth in the Stipulation, should be approved in all respects as fair, just, reasonable, and adequate to, and in the best interests of, NetSol, Current NetSol Shareholders, and Plaintiff; (ii) whether the Final Judgment and Order of Dismissal approving the Settlement should be entered; (iii) whether the agreed-to Fees and Expenses Payment should be

awarded to Plaintiff's Counsel; and (iv) whether the stipends should be paid to Plaintiff and the Nevada plaintiff out of the Fees and Expenses Payment. The Court may adjourn or continue the Settlement Hearing without further notice to Current NetSol Shareholders.

Should the Settlement be approved by the Court following the Settlement Hearing, the Court will enter a Final Order and Judgment that: (1) approves the Settlement as fair, reasonable and adequate to NetSol and its shareholders; (2) releases and discharges the Released Parties and Releasing Parties from any and all liability with respect to the Released Claims; and (3) permanently bars and enjoins the institution or prosecution against the Released Parties of any action derivatively asserting or relating in any way to the Released Claims.

10. Any Current NetSol Shareholder who objects to the Settlement of the litigation shall have a right to appear and be heard at the Settlement Hearing. Any Current NetSol Shareholder may enter an appearance through counsel of their own choosing and at their own expense or may appear on their own. However, no Current NetSol Shareholder shall be heard at the Settlement Hearing unless, at least fourteen (14) calendar days prior to the Settlement Hearing, such person has: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of NetSol stock through the date of the Settlement Hearing, including the number of shares of NetSol stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current NetSol Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder's intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and the subjects of their testimony. If a Current NetSol Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following thereof:

CLERK
SUPERIOR COURT OF CALIFORNIA
COUNTY OF LOS ANGELES
600 South Commonwealth Avenue
Los Angeles, CA 90005

Lionel Z. Glancy
Robert V. Prongay
Lesley F. Portnoy
1925 Century Park East, Suite 2100
Los Angeles, CA 90067
Tel.: (310) 201-9150
Fax: (310) 201-9160
Email: lportnoy@glancylaw.com

J. Brandon Walker
Bragar Eagel & Squire, P.C.
885 Third A venue, Suite 3040
New York, NY 10022
Tel.: (212) 308-5858
Fax: (212) 486-0462
Email: walker@bespc.com

Attorneys for Plaintiff

Sean T. Prosser, Bar No. 163903
SProsser@perkinscoie.com
Rick C. Liu, Bar No. 272886
RLiu@perkinscoie.com
PERKINS COIE LLP
11988 El Camino Real, Suite 350
San Diego, CA 92130-2594
Telephone: 858.720.5700
Facsimile: 858.720.5799

Attorneys for Defendants

Unless otherwise ordered by the Court, any Current NetSol Shareholder who does not make his, her, or its objection or opposition in the manner provided shall be deemed to have waived any and all objections and opposition, and shall be forever foreclosed from making any objection to the fairness, reasonableness, and adequacy of the proposed Settlement, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

9. EXAMINATION OF PAPERS AND INQUIRES

This Notice contains only a summary of the terms of the proposed Settlement. For a more detailed statement of the matters involved in this action, reference is made to the pleadings, to the Stipulation and to other papers filed in this action which may be inspected at the Office of the Clerk for the Superior Court of the State of California, County of Los Angeles, 600 South Commonwealth Avenue, Los Angeles, CA 90005, during business hours of each business day.

Inquiries regarding this action should be addressed as follows:

Lionel Z. Glancy
Robert V. Prongay
Lesley F. Portnoy
1925 Century Park East, Suite 2100
Los Angeles, CA 90067
Tel.: (310) 201-9150
Fax: (310) 201-9160
Email: lportnoy@glancylaw.com

J. Brandon Walker
Bragar Eagel & Squire, P.C.
885 Third A venue, Suite 3040
New York, NY 10022
Tel.: (212) 308-5858
Fax: (212) 486-0462
Email: walker@bespc.com

DO NOT CONTACT THE COURT REGARDING THIS NOTICE.

Dated: January 9, 2017

BY ORDER OF THE COURT
SUPERIOR COURT OF CALIFORNIA
COUNTY OF LOS ANGELES